Exhibit 99.1

June 20, 2013	Analyst Contact:	T.D. Eureste 918-588-7167
	Media Contact:	Brad Borror 918-588-7582

ONEOK Partners to Present at Global Hunter Securities
100 Energy Conference

TULSA, Okla. - June 20, 2013 -- ONEOK Partners, L.P. (NYSE: OKS) will present at the Global Hunter Securities 100 Energy Conference on Tuesday, June 25, 2013, in Chicago, Ill.

Terry K. Spencer, ONEOK Partners president, will present at the conference on Tuesday, June 25, at 2 p.m. Eastern Daylight Time (1 p.m. Central Daylight Time).

The conference will be webcast and will be accessible on ONEOK Partners’ website, www.oneokpartners.com. A replay of the webcast will be archived for 30 days.

ONEOK Partners also will post the presentation on its website that morning, beginning at 8 a.m. Eastern Daylight Time (7 a.m. Central Daylight Time).

ONEOK Partners, L.P. (pronounced ONE-OAK) (NYSE: OKS) is one of the largest publicly traded master limited partnerships, and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. Its general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a diversified energy company, which owns 43.3 percent of the overall partnership interest, as of March 31, 2013. ONEOK is one of the largest natural gas distributors in the United States, serving more than two million customers in Oklahoma, Kansas and Texas.

For more information, visit the website at http://www.oneokpartners.com/.

For the latest news about ONEOK Partners, follow us on Twitter @ONEOKPartners.

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